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                                                                    Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the inclusion in this Amendment No. 5 to the registration statement on Form S-2 (File No. 333-110376) of our report dated April 1, 2003, except for Notes B and H which are as of April 15, 2003 and Note Q which is as of January 6, 2004, on our audits of the consolidated financial statements of Milestone Scientific, Inc. and Subsidiaries as of December 31, 2002 and for the years ended December 31, 2002 and 2001. We also consent to the references to our Firm under the captions "Experts" and "Selected Consolidated Financial Data".




                                                               /s/ J.H. Cohn LLP

Roseland, New Jersey
February 11, 2004